UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 8, 2013

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

 000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2013, Timothy S. Stanley informed the Board of Directors (the "Board") of Multimedia Games Holding Company Inc. (the "Company") of his resignation, to be effective as of the close of business on April 8, 2013, from the Board and from any committees of the Board of which he is a member in order to focus on other personal and professional obligations and opportunities. Mr. Stanley's resignation was not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

In accordance with the Bylaws of the Company, the Board, upon recommendation of the Nominating and Governance Committee, may fill the vacancy until the next annual meeting of the shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: April 12, 2013	By:	/s/ Todd F. McTavish
Todd F. McTavish
Senior Vice President, General Counsel and Corporate Secretary